Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 20th day of March 2019, between Fidelity D&D Bancorp, Inc. (“Corporation”), Fidelity Deposit and Discount Bank (“Bank”), and Michael J. Pacyna (“Executive”), an individual residing in Pennsylvania.

WITNESSETH:

WHEREAS, the Corporation is a bank holding company;

WHEREAS, the Bank is a subsidiary of the Corporation;

WHEREAS, the Corporation and the Bank wish to employ Executive as Executive Vice President and Chief Business Development Officer in accordance with the terms and conditions set forth herein; and

WHEREAS, Executive wishes to serve the Corporation and the Bank in accordance with the terms and conditions herein.

AGREEMENT:

          NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.     Employment. The Corporation and the Bank hereby employ Executive and Executive hereby accepts employment with the Corporation and the Bank, under the terms and conditions set forth in this Agreement.

2.   Duties of Executive. Executive shall serve as Chief Business Development Officer and Executive Vice President of the Bank reporting only to the President/CEO of the Bank. Executive shall have such other duties and hold such other titles as may be given to him from time to time by said President/CEO or by the Board of Directors of the Corporation and/or the Bank provided that such duties are consistent with the Executive’s position as Executive Vice President and Chief Business Development Officer.

3.      Engagement in Other Employment. Executive shall devote all of his working time, ability and attention to the business of the Corporation and the Bank and/or their subsidiaries or affiliates, during the term of this Agreement. The Executive shall notify the President/CEO of the Corporation and of the Bank in writing before the Executive accepts engagement in any other business or commercial duties or pursuits except those explicitly permitted under Section 9 (a) (i) hereunder, including but not limited to, directorships of other companies. Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Corporation, the Bank and/or any of their subsidiaries or affiliates nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Corporation, the Bank and/or any of their subsidiaries or affiliates. Executive shall not be precluded, however, upon written notification to the President/CEO, from engaging in voluntary or philanthropic endeavors, from engaging in activities designed to maintain and improve his professional skills, or from engaging in activities incident or necessary to personal investments, so long as they are, in the President/CEO’s reasonable opinion, not in conflict with or detrimental to the Executive’s rendition of services on behalf of the Corporation, the Bank and/or any of their subsidiaries or affiliates.

4. Term of Agreement.

(a) This Agreement shall be for an initial three (3) year period (the “Initial Term”), commencing on the final date all parties have executed it (“the Effective Date of this Agreement”) and ending three (3) years later unless terminated earlier pursuant to the terms of this Agreement. On the first anniversary date of the Effective Date, unless Executive’s employment was previously terminated or unless at least ninety (90) calendar days before that anniversary date any party to this Agreement (the Corporation, the Bank or the employee) gave written notice of its termination to the other parties, Executive’s employment hereunder shall be deemed to continue through the remainder of the Initial Term (i.e., the final two years).  On the second anniversary of the Effective Date, unless Executive’s employment was previously terminated or unless at least ninety (90) calendar days before that anniversary date any party to this Agreement gave written notice of its termination to the other parties, the Employment Period shall be deemed to continue through the third and final year of the Initial Term plus two additional years, i.e., a new three (3) year period.  Rolling three-year employment terms will thereafter continue to apply effective on each subsequent anniversary date.  References in this Agreement, and for purposes of interpreting it, to “Employment Period” shall mean the then-applicable remaining term of Executive’s employment under this Agreement, including any extension from its Initial Term applicable as a result of applying the rolling three-year period.

(b)   Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined herein) upon written notice from the President/CEO or the Board of Directors of the Corporation or the Bank to Executive. As used in this Agreement, “Cause” shall mean any of the following:

(i)   Executive’s conviction of or plea of guilty or nolo contendere to a felony, a crime of fraud, theft, embezzlement, perjury, misrepresentation, falsehood or a crime involving moral turpitude, unlawful use of alcohol, controlled substances or other drugs, or the actual incarceration of Executive;

(ii)   Executive’s failure to follow the good faith lawful instructions of the President/CEO of the Corporation or the Bank with respect to their operations;

(iii) Executive’s malfeasance, or failure to substantially perform any of Executive’s material duties to the Corporation or the Bank, other than a failure resulting from Executive’s incapacity because of physical or mental illness, as provided in Executive’s incapacity because of physical or mental illness, as provided in subsection (d) of this Section 4;

(iv)  Executive’s gross misconduct or material violation of any of the provisions of this Agreement;

(v)   dishonesty, disloyalty or gross negligence of the Executive in the performance of his duties;

(vi)  Executive’s removal or prohibition from being an institutional-affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) or 8(g) of the Federal Deposit Insurance Act, by the Pennsylvania Department of Banking or by any court or other state or federal regulatory agency with legal authority to so act pursuant to law, or by correspondence from the Bank’s regulators instructing the Bank to terminate or remove the Executive;

(vii)   conduct by the Executive which, as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of the Board of Directors of the Corporation upon consideration of any recommendation by the President/CEO provided he is disinterested, brings or may be reasonably expected to bring public disrepute or discredit to the Corporation or the Bank and/or which results in or may be reasonably expected to result in material financial, reputational or other harm to the Corporation or the Bank generally or with any of their respective customers, depositors, business associates, Executives, contractors or vendors;

(viii)   Executive's breach of fiduciary duty owed to the Corporation, Bank or customers or depositors of Bank, or done for or with the result of, or involving personal profit;

(ix)   unlawful or improper, as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of the Board of Directors of the Corporation upon consideration of any recommendation by the President/CEO provided he is disinterested, harassment by Executive against any employee, customer, business associate, contractor or vendor of the Corporation or the Bank, or other, similar conduct violative of the law or of Corporation’s or Bank’s written policies or rules;

(x)  the willful violation by the Executive of the provisions of Sections 9, 10, or 11 hereof;

(xi)    the violation of any law, rule or regulation governing banks or bank officers or any Bank or Corporation policy, or receipt of any cease and desist order issued against Executive or Bank or Corporation by a bank regulatory authority or a court which has proper jurisdiction because of an action or failure to act by, or conduct of, Executive;

(xii)  theft or abuse by Executive of the Corporation’s or the Bank’s property or the property of the  Corporation’s or the Bank’s customers, employees, contractors, vendors, or business associates;

(xiii)  any act of fraud, misappropriation personal dishonesty;

(xiv)  insubordination, as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of Board of Directors of the Corporation upon consideration of any recommendation by the President/CEO provided he is disinterested;

(xv)  the existence of any material conflict between the interests of the Corporation or the Bank and the Executive that is not immediately disclosed in writing by the Executive to the Corporation and the Bank when first known to him and approved in writing by the Boards of Directors of the Corporation and the Bank.

If this Agreement is terminated for Cause, all of Executive’s rights under this Agreement shall cease as of the effective date of such termination, except for the rights under Paragraph 20 hereof with respect to arbitration.

(c)   Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically upon Executive’s voluntary termination of employment for Good Reason. The term “Good Reason” shall mean (i) the assignment of substantial duties and responsibilities materially inconsistent with Executive’s status as Executive Vice President and Chief Business Development Officer of the Corporation or of the Bank, unless Executive voluntarily consents to such assignment/s; (ii) an involuntary reassignment which requires Executive to move his principal residence or his office more than fifty (50) miles from the Bank’s principal executive office immediately prior to this Agreement, (iii) any involuntary material reduction (i.e., defined for this purpose as a reduction of five percent (5%) or more) in Executive’s Annual Base Salary as in effect on the Effective Date of this Agreement or as the same may be increased from time to time, unless such reduction is the result of a national financial depression or recession or national or bank emergency or such reduction is part of a reduction applicable to all employees of the Bank, or (iv) any failure of the Bank to provide Executive with benefits at least as favorable as or materially comparable to those enjoyed by the Executive on the Effective Date of this Agreement or as same are thereafter increased from time to time, under any of the pension, life insurance, medical, health and accident, disability or other employee plans of the Bank, or the taking of any action that would materially reduce any of such benefits unless such reduction is part of a reduction applicable to all employees of Bank, or all executive employees of Bank.

Executive shall within ninety (90) days of the occurrence of any of the foregoing events, provide notice to the Bank of the existence of the condition and provide the Bank thirty (30) days in which to cure such condition. In the event that the Bank does not cure the condition within thirty (30) days of such notice, Executive may resign from employment for Good Reason by delivering written notice ("Notice of Termination") to the Bank.

If such termination occurs for Good Reason and such termination constitutes a Separation of Service as defined by Internal Revenue Code of 1986, as amended (“Code”) Section 409A (“Separation of Service”), then the Bank shall pay Executive a lump sum amount equal to 2.0 times the Executive’s Annual Base Salary, minus applicable taxes and withholdings, payable within thirty (30) days of Executive’s Separation of Service. In addition, for a period of two (2) years from the date of Separation of Service, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive during the two (2) years prior to his termination of employment, or, if the Bank cannot provide such benefits because Executive is no longer an employee, the Bank shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain substantially similar employee benefits which he enjoyed prior to termination, subject to Code Section 409A if applicable.

(d)   Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically upon Executive’s Disability and Executive’s rights under this Agreement shall cease as of the date of such termination; provided, however, that Executive shall nevertheless be entitled to receive any amount payable under any disability plan of the Bank for which he is eligible.  Disability shall have the meaning provided in Code Section 409A and the regulations promulgated thereunder.

(e)   In the event that Executive terminates his employment without Good Reason as defined in Section 4(c), all of Executive’s rights under this Agreement shall cease as of the effective date of such termination, except for the rights under Paragraph 20 hereof with respect to arbitration.

(f)   Upon the expiration of the Employment Period and this Agreement, all of Executive’s rights under this Agreement shall cease; however, the provisions of Paragraphs 9 and 10 shall survive the expiration of the Employment Period and the termination of this Agreement.

(g)   Executive agrees that in the event his employment under this Agreement is terminated, Executive shall resign as a director of the Corporation and the Bank, or any affiliate or subsidiary thereof, if he is then serving as a director of any of such entities.

5.       Employment Period Compensation.

(a)   Annual Base Salary. For services performed by Executive under this Agreement, the Bank shall continue to pay Executive an Annual Base Salary at the rate of $193,000.00 per year, minus applicable withholdings and deductions, payable at the same times and in the same manner as annual base salaries are payable to other executive employees of the Bank. The Bank may, from time to time, increase Executive’s Annual Base Salary, or, in the event of, or as a result of, a national financial depression or recession, or a national or bank emergency, or a reduction applicable to all Bank employees or all executive employees of Bank, reduce Executive’s Annual Base Salary, and any and all such increases or reductions shall be deemed to constitute amendments to this Section 5(a) to reflect the increased or reduced amounts, effective as of the date established for such increases or reductions by the Board of Directors of the Bank or any committee of such Board.

(b)   Bonus. For services performed by Executive under this Agreement, the Bank may, from time to time, pay a bonus or bonuses to Executive as the Bank or an affiliate thereof, in its sole discretion, deems appropriate. The payment of any such bonuses shall not reduce or otherwise affect any other obligation of the Bank to Executive provided for in this Agreement.

(c)Consideration / Agreement Signing Bonus.  As consideration from Bank and Corporation for Executive’s voluntary agreement and consent to enter into this Agreement, and for the various promises and covenants he has made and the performances he has agreed to undertake under and pursuant to this Agreement, Bank will include Executive in (1) a Supplemental Executive Retirement Plan (SERP) and (2) a special Executive Life Insurance program, both of which are currently being established, to begin this calendar year (2019).  Upon their establishment, Executive will be eligible to participate in each named benefit, under the specific rules of same, provided he has first entered into this Agreement.

(d)   Paid Time-off. During the term of this Agreement, Executive shall be entitled to paid time-off in accordance with the manner and amount provided under the paid time-off plan currently in effect.

(e)   Employee Benefit Plans. During the term of this Agreement, Executive shall be entitled to participate in or receive the benefits of any employee benefit plan currently in effect at the Bank, subject to the terms of said plan, until such time that the Board of Directors of the Bank authorizes a change in such benefits. The Bank shall not make any changes in such plans or benefits which would adversely affect Executive’s rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Bank and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Bank. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 5(a) hereof.

(f)Business Expenses. During the term of this Agreement, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Board of Directors of the Bank for its executive officers.

(g)Memberships. Corporation shall pay the periodic (e.g., annual, quarterly, monthly) dues and monthly business development expenses for Executive in connection with membership to one or more clubs or other organizations which the parties mutually determine is appropriate to Executive’s role with Bank.

6.       Termination of Employment Following Change in Control.

(a)   If a Change in Control (as defined in Section 6(b) of this Agreement) shall occur and Executive experiences an involuntary separation of service as defined in Code Section 409A (“Separation of Service”) without Cause within one year of the Change of Control, then the provisions of Section 7 of this Agreement shall apply.

(b)   As used in this Agreement, “Change in Control” shall mean the change in ownership or effective control of the Corporation as further defined by Treasury Regulation §1.409a-3(i)(5). A change in control of the Bank shall not constitute a change in control under this Agreement.

7.       Rights in Event of Termination Following a Change in Control.

(a)  In the event that Executive is involuntarily terminated without Cause after a Change in Control (as defined in Section 6(b) of this Agreement) and such termination of employment constitutes a Separation of Service, Executive shall be entitled to receive the compensation and benefits set forth below:

(i)  upon the Change of Control, the Bank shall pay Executive a lump sum amount equal to 2.0 times the Executive’s Annual Base Salary, minus applicable taxes and withholdings, payable within thirty (30) days of Executive’s Separation of Service. In addition, for a period of two (2) years from the date of Separation of Service, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive during the two (2) years prior to his termination of employment, or, if the Bank cannot provide such benefits because Executive is no longer an employee, the Bank shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain substantially similar employee benefits which he enjoyed prior to termination, subject to Code Section 409A if applicable.

(b)   Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 7 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive’s receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

8.       Rights in Event of Termination of Employment Absent Change in Control.

(a) In the event that Executive’s employment is involuntarily terminated by the Corporation and the Bank without Cause and no Change in Control shall have occurred at the date of such termination and such termination constitutes a Separation of Service, and upon such Separation of Service, the Bank shall pay Executive a lump sum amount equal to 2.0 times the Executive’s Annual Base Salary, minus applicable taxes and withholdings, payable within thirty (30) days of Executive’s Separation of Service. In addition, for a period of two (2) years from the date of Separation of Service, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive during the two (2) years prior to his termination of employment, or, if the Bank cannot provide such benefits because Executive is no longer an employee, the Bank shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain substantially similar employee benefits which he enjoyed prior to termination, subject to Code Section 409A if applicable.

(b)   Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 8 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive’s receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

9.       Covenant Not to Compete; Non-Solicitation.

(a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Corporation and the Bank and accordingly agrees that, during his employment and for two years following the date of his termination, regardless of the reason therefor, Executive shall not, except as otherwise permitted in writing by the Bank:

(i)   in any county in which, at any time during the Employment Period or as of the date of Executive’s termination, a branch, office or other facility of the Corporation or the Bank is located or in any county geographically contiguous to such county (“Non-Competition Area”), be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) industry or (2) any aspect of the financial services industry which is directly associated with the banking industry, and is performed by Corporation at the time Executive is employed by it; provided that at all times while Executive is employed by the Bank, if any of his clients who are not then-current customers of the Bank become customers or active prospects of the Bank, Executive will promptly disclose to the Bank his pre-existing relationship with said customer or prospect;

 (ii)  directly or indirectly provide financial,  management, operational or other assistance to any person, firm, corporation, or enterprise engaged in or providing services to (1) the banking (including bank holding company) or financial services industry as referenced in (i) above, or (2) any other activity in which the Corporation or the Bank or any of their subsidiaries are engaged during the Employment Period, in the Non-Competition Area;

(iii)   directly or indirectly solicit persons or entities who were customers or referral sources of  the Corporation, the Bank or their subsidiaries within one (1) year of Executive’s termination of employment, to become a customer or referral source of a person or entity other than the Corporation, the Bank or their subsidiaries; or

(iv)   directly or indirectly solicit employees of the Corporation, the Bank or their subsidiaries who were employed within two (2) years of Executive’s termination of employment to work for anyone other than the Corporation, the Bank or their subsidiaries.

(b)   It is expressly understood and agreed that, although Executive and the Corporation and the Bank consider the restrictions contained in Section 9(a) hereof reasonable for the purpose of preserving for the Corporation and the Bank and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 9(a) hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 9(a) hereof shall not be rendered void but shall be deemed amended to apply as to such  maximum  time and  territory and to such other extent as such court may judicially determine or indicate to be reasonable.

(c)   Executive’s unconditional agreement to fully comply with the restrictions set forth in Paragraph 9 (a), above, during and following termination of his employment by the Corporation and Bank regardless of reason, is in exchange for the Corporation and Bank entering into this written Agreement with him setting forth his new terms and conditions of his employment with Corporation and Bank. Executive acknowledges that the consideration so provided to him by Corporation and Bank in exchange for his acceptance of the terms of this Agreement, including, without limitation, the Competition Restrictions set forth in this Paragraph 9 (a), is good and sufficient, and is binding on him.

10.    (a)  Unauthorized Disclosure.  During the term of his employment hereunder, or at any later time, Executive shall not, without the written consent of the President/CEO and the Board of Directors of the Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of the Corporation or the Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Bank, any material confidential information obtained by him while in the employ of the Bank with respect to any of the Corporation’s and the Bank’s services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to the Corporation or the Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Corporation and the Bank or any information that must be disclosed as required by law.

(b) Executive’s unconditional agreement to fully comply with the restrictions set forth in Paragraph 10 (a), above, during and following termination of his employment by the Corporation and Bank regardless of reason, is in exchange for the Corporation and Bank entering into this written Agreement with him setting forth his new terms and conditions of his employment with Corporation and Bank. Executive acknowledges that the consideration so provided to him by Corporation and Bank in exchange for his acceptance of the terms of this Agreement, including, without limitation, the Competition Restrictions set forth in this Paragraph 10 (a), is good and sufficient, and is binding on him.

11.    (a)  Work Made for Hire.  Any work performed by the Executive under this Agreement should be considered a “Work Made for Hire” as the phrase is defined by the Copyright Act of 1976 and shall be owned by and for the express benefit of Bank and its subsidiaries and affiliates. In the event it should be established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby assign to Bank, and its affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and propriety rights.

(b) Executive’s unconditional agreement to fully comply with the restrictions set forth in Paragraph 11 (a), above, during and following termination of his employment by the Corporation and Bank regardless of reason, is in exchange for the Corporation and Bank entering into this written Agreement with him setting forth his new terms and conditions of his employment with Corporation and Bank. Executive acknowledges that the consideration so provided to him by Corporation and Bank in exchange for his acceptance of the terms of this Agreement, including, without limitation, the Competition Restrictions set forth in this Paragraph 11 (a), is good and sufficient, and is binding on him.

12.  Return of Company Property and Documents.  Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to Bank and its subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

13.    Liability Insurance.  The Bank shall use its best efforts to obtain liability insurance coverage for the Executive under an insurance policy with similar terms as that which is currently covering officers and directors of Bank against lawsuits, arbitrations or other legal or regulatory proceedings.

14.    Notices.  Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive’s residence, in the case of notices to Executive, and to the principal executive office of the Bank, in the case of notices to the Bank.

15.   Waiver.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the President/CEO or another executive officer specifically designated by the Board of Directors of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

16.   Assignment.  This Agreement shall not be assignable by any party, except by the Corporation or the Bank to any successor in interest to its respective businesses.

17.    Entire Agreement.  This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Bank and/or Corporation.  This Agreement contains all the covenants and agreements between the parties with respect to employment.

18.    Successors; Binding Agreement.

(a)   The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bank would be required to perform it if no such succession had taken place. Failure by Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 7 of this Agreement shall apply. As used in this Agreement, “Corporation” and “Bank” shall mean Corporation and Bank, as defined previously and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(b)    This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die after a Change in Control or following termination of Executive’s employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or, if there is no such designee, to Executive’s estate.

19.     Code Section 409A.

(a)   Any payments made pursuant to this Agreement, to the extent of payments made from  the date of termination through March 15th of the calendar year following such date, are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) and thus payable pursuant to the “short-term deferral” rule set forth in Treas. Reg. §1.409A-1(b)(4); to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Treas. Reg.§1.409A-2(b)(2) made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision.

(b)  The parties hereto intend that any and all post-employment compensation under this Agreement satisfy the requirements of Section 409A or an exception or exclusion therefrom to avoid the imposition of any accelerated or additional taxes pursuant to Section 409A. Any terms not specifically defined shall have the meaning as set forth in Section 409A.

(c)    If when the Executive’s employment terminates, the Executive is a “specified employee,” as defined in Code Section 409A (a) (2) (B)(i), then despite any provision of this Agreement or other plan or agreement to the contrary, the Executive will not be entitled to the payments until the earliest of: (a) the date that is at least six months after the Executive’s Separation from Service for reasons other than the Executive’s death, (b) the date of the Executive’s death, or (c) any earlier date that does not result in additional tax or interest to the Executive under Code Section 409A. As promptly as possible after the end of the period during which payments are delayed under this provision, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum with any remaining payments to commence in accordance with the terms of this Agreement or other applicable plan or agreement.

(d)   Notwithstanding the foregoing, no payment shall be made pursuant to this Agreement unless such termination of employment is a “separation of service” as defined in Code Section 409A.

20.     Arbitration.  The Bank and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement (except for any enforcement sought with respect to Sections 9, 10, 11 or 12 which may be litigated in court, including an action for injunction or other relief) are to be submitted for resolution, in Dunmore, Pennsylvania, to the American Arbitration Association (the “Association”) in accordance with the Association’s National Rules for the Resolution of Employment Disputes or other applicable rules then in effect (“Rules”). Bank or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Bank and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association’s pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Bank and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 9, 10, 11 or 12 of this Agreement, including an action for injunction or other relief.

21.   Code Sections 280G and 4999. In the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Code, such payments shall be retroactively reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Corporation’s independent auditors, Executive shall remit to Corporation the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be nondeductible pursuant to the regulations promulgated under Section 280G of the Code, then Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

22.    Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

23.   Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

24.  Headings.  The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

ATTEST:	FIDELITY D & D BANCORP, INC.

/s/ Felicity Chee	/s/ Daniel J. Santaniello
By: Daniel J. Santaniello
President & Chief Executive Officer

ATTEST:	FIDELITY DEPOSIT AND DISCOUNT BANK
/s/ Felicity Chee	/s/ Daniel J. Santaniello
By: Daniel J. Santaniello
President & Chief Executive Officer

WITNESS:	EXECUTIVE – Michael J. Pacyna

/s/ Felicity Chee	/s/ Michael J. Pacyna
By: Michael J. Pacyna